Exhibit 99.27

                              ASSIGNMENT OF OPTION



     WHEREAS, on June 27, 2003, Samuel C. Johnson, as trustee of the Samuel C. Johnson 1988 Trust Number One (the "Trust"), entered into an option agreement (the "Option Agreement") with his children, including H. Fisk Johnson;

     WHEREAS, pursuant to the Option Agreement, H. Fisk Johnson has an option to purchase certain assets from the Trust during the period beginning on May 22, 2004, the date of Samuel C. Johnson's death, and ending on February 22, 2005;

     WHEREAS, pursuant to paragraph 3 of the Option Agreement, H. Fisk Johnson may assign his right to exercise the option granted under the Option Agreement, in whole or in part, to trusts for the benefit of any one or more of Samuel C. Johnson's descendants and corporations or partnerships, a majority of the value of which is owned (directly or indirectly through ownership in one or more corporations or partnerships) by any one or more of Samuel C. Johnson's descendants or by a trust for the benefit of any one or more of Samuel C. Johnson's descendants; and

     WHEREAS, H. Fisk Johnson desires to assign his rights under the Option Agreement in part to each of Johnson Bank, as trustee of the H. Fisk Johnson Third Party Gift and Inheritance Trust, and Series II of HFJ III Family Line Investments LLC.

     NOW, THEREFORE:

     1. H. Fisk Johnson hereby assigns, transfers and conveys to Johnson Bank, as trustee of the H. Fisk Johnson Third Party Gift and Inheritance Trust, his right pursuant to the Option Agreement to purchase 146,988 Class A shares, 6,250 Class B shares and 11,762 Class B voting trust certificates in Johnson Outdoors, Inc., a Wisconsin corporation.

     2. H. Fisk Johnson hereby assigns, transfers and conveys to Series II of HFJ III Family Line Investments LLC his right pursuant to the Option Agreement to purchase 85,000 Class A shares of Johnson Outdoors, Inc., a Wisconsin corporation.

     3. Imogene P. Johnson and Johnson Bank, as co-trustees of the Samuel C. Johnson 1988 Trust Number One dated September 14, 1988, hereby consent to the assignment of H. Fisk Johnson's rights pursuant to the Option Agreement to purchase 85,000 Class A shares of Johnson Outdoors, Inc., a Wisconsin corporation, to Series II of HFJ III Family Line Investments LLC.

     Signed at Racine, Wisconsin, on December 15, 2004.



                                                  H. Fisk Johnson
                                       -----------------------------------------
                                                  H. Fisk Johnson



                                       SAMUEL C. JOHNSON 1988 TRUST NUMBER ONE


                                       JOHNSON BANK, trustee


                                       /s/ Brian L. Lucareli
                                       -----------------------------------------
                                       Brian L. Lucareli, Senior Vice President